Exhibit 1.1

[Execution Version]

CALATLANTIC GROUP, INC.

10,000,000 Shares of Common Stock

Underwriting Agreement

June 8, 2017

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

MP CA Homes LLC, a Delaware limited liability company (the “Selling Stockholder”), a stockholder of CalAtlantic Group, Inc., a Delaware corporation (the “Company”), proposes to sell to each of the several Underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom Credit Suisse (USA) LLC and J.P. Morgan Securities LLC are acting as representatives (the “Representatives”), an aggregate of 10,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 1,500,000 shares of common stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The shares of common stock of the Company outstanding, including the Rights (as defined below) attached thereto, are referred to herein as the “Stock.” The Stock, including the Shares, have attached thereto rights (the “Rights”) to purchase one one-hundredth of a share of Series A Junior Participating Cumulative Preferred Stock. The Rights are issued pursuant to an Amended and Restated Rights Agreement (the “Rights Agreement”) dated as of December 20, 2011, between the Company and Mellon Investor Services LLC (the “Rights Agent”), as rights agent, as amended by Amendment No. 1 to the Amended and Restated Rights Agreement dated as of October 30, 2014 between the Company and the Rights Agent.

The Company and the Selling Stockholder hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement and Prospectus. A registration statement (No. 333-207309), including a prospectus, relating to the Shares has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective. “Registration Statement”

as of any time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof as of such time pursuant to Rule 430B (“Rule 430B”) or Rule 430C (“Rule 430C”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the “Securities Act”) that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Date. “Effective Date” means the date and time that the Registration Statement and any post-effective amendment or amendments thereto shall be deemed, pursuant to Rule 430B(f)(2), to be effective in connection with the sale of the Shares. For purposes of determining the information contained in the Registration Statement as of any time, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

“Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any base prospectus or prospectus supplement deemed to be part thereof pursuant to Rule 430B or 430C that has not been superseded or modified. For purposes of determining the information contained in the Statutory Prospectus as of any time, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Securities Act. “Statutory Prospectus” without reference to a time means the Statutory Prospectus as of the Applicable Time.

“Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the offering of the Shares that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Securities Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being specified in Schedule II to this Agreement.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“General Disclosure Package” means (i) the Statutory Prospectus contained in the Registration Statement at the Applicable Time, including the preliminary prospectus supplement used most recently prior to the Applicable Time, (ii) the General Use Issuer Free Writing Prospectuses, if any, and (iii) any other “free writing prospectus” (as defined in Rule 405 (“Rule 405”) under the Securities Act) and the other information, if any, that the parties shall expressly agree in writing to treat as part of the General Disclosure Package, and listed as such in Schedule III to this Agreement.

“Applicable Time” means 5:00 p.m. (Eastern Time) on June 8, 2017.

The terms “supplement” and “amendment” or “amend” as used in this Agreement with respect to the Registration Statement, the Statutory Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference in the Registration Statement, the Statutory Prospectus or the Prospectus, as applicable.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 2.

(a) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 that was filed within the last three years and was effective upon filing with the Commission; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of any Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation, warranty or covenant with respect to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 11(c) hereof. There are no current or pending actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package and the Prospectus, and there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed as exhibits to the Registration Statement.

(b) General Disclosure Package. The General Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of any Additional Closing Date,

as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 11(c) hereof.

(c) Statutory Prospectus. No order preventing or suspending the use of any Statutory Prospectus has been issued by the Commission. The Statutory Prospectus included in the General Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Statutory Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Statutory Prospectus based upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 11(c) hereof.

(d) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Statutory Prospectus and the General Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Statutory Prospectus or the General Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Statutory Prospectus filed prior to delivery of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation, warranty or covenant with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Statutory Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 11(c) hereof.

(f) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(g) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(h) Organization and Good Standing. The Company and each of its subsidiaries has been duly organized and is a validly existing corporation, limited liability company or partnership in good standing under the laws of the jurisdiction in which it is chartered or organized, with power and authority (corporate, limited liability company or partnership, as applicable) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation, partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified is not reasonably likely, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Description of Securities”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive or similar rights; except as described in or expressly contemplated by the General Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) Subsidiary Capitalization. All of the issued and outstanding capital stock of each subsidiary of the Company that is a corporation has been duly authorized and validly issued and is fully paid and nonassessable, and all of the partnership or membership interests of each subsidiary that is a partnership or limited liability company have been duly authorized and validly issued; and the outstanding capital stock or partnership or membership interests of each subsidiary of the Company, directly or through subsidiaries, is owned by the Company free from liens, encumbrances and defects, except in each case in this subsection (j) for liens, encumbrances and defects that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, or that are permitted under, or created in connection with, the Company’s revolving credit facility or the indentures for its outstanding notes.

(k) Due Authorization. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(l) Underwriting Agreement. This Agreement has been duly executed and delivered by the Company.

(m) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the sale of the Shares to be sold by the Selling Stockholder hereunder pursuant to the Registration Statement.

(n) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such defaults or violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(o) No Consents Required. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except for the registration of the Shares under the Securities Act and such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under the blue sky laws of any jurisdiction in which the Shares are offered and sold.

(p) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary (or, in the case of a partnership or limited liability company, the comparable organizational documents), except in the cases of clauses (i) and (ii) as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(q) Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable (except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus), and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and the results of their operations and cash flows for the periods shown; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods presented (except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus); and the selected financial data set forth under the caption “Summary consolidated financial information and operating data” in the Registration Statement, the General Disclosure Package and the Prospectus fairly present, in all material respects, on the basis stated in the Registration Statement, the General Disclosure Package and the Prospectus, the information included therein.

(r) Independent Accountants. Ernst & Young, LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the General Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Company and its subsidiaries in accordance with the Securities Act and the rules of the Public Company Accounting Oversight Board and as required by the Securities Act.

(s) Legal Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against the Company or any of its subsidiaries or any of their respective properties by or before any court, other governmental agency or body or arbitrator (A) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, or (B) that is reasonably likely to materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and to the knowledge of the Company no such actions, suits or proceedings are threatened.

(t) Title to Real and Personal Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that materially interfere with the use made or to be made thereof by the Company or its subsidiaries; and (ii) the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions, except in each case for such liens, encumbrances, defects and exceptions that (1) are typically encountered in the development and acquisition of land, including unentitled land, and other properties, or (2) individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(u) No Labor Disputes. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that is reasonably likely to have a Material Adverse Effect.

(v) Title to Intellectual Property. The Company and its subsidiaries own, possess, have the right to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights presently employed by the Company or any of its subsidiaries, except for such matters as, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(w) Compliance with and Liability under Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of the Company, none of the Company or any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(x) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets; in each case, except for such failure to pay or file or such deficiencies as, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

(y) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary for the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably likely to have a Material Adverse Effect.

(z) No Material Adverse Change. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus since the date of the latest audited financial statements of the Company included in the General Disclosure Package and the Prospectus, there has been no material adverse change, nor any development or event reasonably likely to result in a material adverse change, in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus or with respect to distributions between or among the Company’s subsidiaries, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(aa) Accounting and Disclosure Controls. The Company and each of its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has performed evaluations of the effectiveness of its internal control over financial reporting as required by Rule 13a-15(c) under the Exchange Act. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company has performed evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15(b) under the Exchange Act and determined that such controls and procedures are effective. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(bb) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and published guidelines applicable thereto.

(cc) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, of the Currency and Foreign

Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, any rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd) Compliance with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ee) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other affiliate of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures reasonably designed to ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ff) No Broker’s Fees. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company, on the one hand, and any person on the other hand that would give rise to a valid claim against the Company, the Selling Stockholder or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this Agreement or the sale of the Shares.

(gg) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a “well-known seasoned issuer,” in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(hh) Exchange Listing. The Shares to be delivered on the Closing Date or any Additional Closing Date, as the case may be, are listed on the New York Stock Exchange.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company as to matters covered thereby, to each Underwriter.

3. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to, and agrees with, each Underwriter and the Company as set forth below in this Section 3:

(a) Required Consents; Authority. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) such as has been obtained or will be obtained prior to the Closing Date, (ii) such as may be required by the Securities Act, the Exchange Act, FINRA or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, or (iii) such that would not reasonably be expected to have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement; the Selling Stockholder has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(b) No Conflicts. The execution, delivery and performance by the Selling Stockholder of this Agreement, the sale of the Shares to be sold by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated by this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Selling

Stockholder or any subsidiary of the Selling Stockholder or any of their properties, or (ii) any agreement or instrument to which the Selling Stockholder or any such subsidiary is a party or by which the Selling Stockholder or any such subsidiary is bound or to which any of the properties of the Selling Stockholder or any such subsidiary is subject, or (iii) the charter or by-laws of the Selling Stockholder or any such subsidiary (or, in the case of a partnership or limited liability company, the comparable organizational documents), except in the cases of clauses (i) and (ii) where such conflict, violation, breach or default would not, singly or in the aggregate, have a material adverse effect on the Selling Stockholder’s ability to perform its obligations under this Agreement.

(c) Title to Shares. The Selling Stockholder has good and valid title to the Shares to be sold at the Closing Date and each Additional Closing Date, as the case may be, by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; the Selling Stockholder will have, immediately prior to the Closing Date or such Additional Closing Date, as the case may be, good and valid title to the Shares to be sold at the Closing Date or such Additional Closing Date, as the case may be, by the Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon payment for the Shares pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Underwriters.

(d) No Stabilization. The Selling Stockholder has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(e) General Disclosure Package. The General Disclosure Package, as of the Applicable Time did not, and as of the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in the preceding sentence are limited to statements in or omissions made in reliance upon and in conformity with information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any amendments or supplements thereto, it being understood and agreed that such information consists only of the Selling Stockholder’s name and the information relating to its holdings of Stock, set forth under the heading “Selling Stockholder” in the Registration Statement, the General Disclosure Package, the Prospectus or any amendments or supplements thereto (the “Selling Stockholder Information”).

(f) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than any Permitted Free Writing Prospectus.

(g) Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of any Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 3(g) are limited to statements or omissions made in reliance upon and in conformity with the Selling Stockholder Information.

(h) Material Information. Without the Selling Stockholder having undertaken to determine independently the accuracy or completeness of the information contained in the General Disclosure Package, the sale of the Shares by the Selling Stockholder pursuant to this Agreement is not prompted by any material non-public information concerning the Company that is required to be disclosed in the General Disclosure Package and is not so disclosed.

(i) No Broker’s Fees. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Selling Stockholder, on the one hand, and any person on the other hand that would give rise to a valid claim against the Company, the Selling Stockholder or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this Agreement or the sale of the Shares.

(j) Compliance with Sanction Laws. The Selling Stockholder will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating (i) any activities of or business with any person that, at the time of such financing or facilitation, is the subject or the target of Sanctions or (ii) any activities of or business in any Sanctioned Country.

4. Purchase of the Shares by the Underwriters.

(a) The Selling Stockholder agrees to sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agree, severally and not jointly, to purchase from the Selling Stockholder at a price per share of $33.2225 (the “Purchase Price”) the number of Underwritten Shares as set forth opposite their respective names in Schedule I hereto.

(b) In addition, the Selling Stockholder agrees to sell the Option Shares to the several Underwriters as provided in this Agreement and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, at their election up to an aggregate of 1,500,000 Option Shares from the Selling Stockholder, at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

(c) If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Selling Stockholder by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Selling Stockholder (with a copy to the Company). Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date or later than the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

5. Terms of Public Offering. The Underwriters have advised the Company and the Selling Stockholder that the Underwriters propose (i) to make a public offering of the Shares as soon after the execution and delivery of this Agreement as in the Representatives’ judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus. The Selling Stockholder acknowledges and agrees that the Underwriters may offer and sell Shares to or through any of its affiliates and that any such affiliate may offer and sell Shares purchased by it to or through the Underwriters.

6. Delivery and Payment.

(a) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Stockholder to the Representatives, in the case of the Underwritten Shares, at the offices of Cravath, Swaine & Moore LLP, at 825 Eighth Avenue, New York, New York at 10:00 a.m., New York City time, on June 14, 2017, or at such other time or place on the same or such other date as the Representatives, the Company and the Selling Stockholder may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for any Option Shares, if other than the Closing Date, is herein referred to as an “Additional Closing Date.”

(b) Payment for the Shares to be purchased on the Closing Date or any Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on the Closing Date or such Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Stockholder. Delivery of the Shares shall be made through the facilities of the Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The Shares shall be uncertificated and registered in such names and in such denominations as the Underwriters shall request in writing not later than two full business days prior to the Closing Date or any Additional Closing Date, as the case may be.

7. Agreements. The Company agrees with each Underwriter that:

(a) Beginning on the date hereof, and continuing until the date that, in the opinion of counsel for the Underwriters, a prospectus is (other than by reason of the exemption in Rule 172 under the Securities Act) no longer required by the Securities Act to be delivered in connection with sales of the Shares by the Underwriters or a dealer (the “Prospectus Delivery Period”), the Company will advise the Representatives promptly, and, if requested by the Representatives, confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) upon receipt of notice of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus, any of the documents contained in the General Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event as a result of which the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Statutory Prospectus, any of the documents contained in the General Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its best efforts to obtain as soon as possible the withdrawal thereof.

(b) To furnish the Representatives five conformed copies of the Registration Statement as first filed with the Commission and of each amendment to it during the

Prospectus Delivery Period, including all exhibits and documents incorporated therein by reference, and to furnish to the Representatives such number of conformed copies of the Registration Statement as so filed and of each such amendment to it, without exhibits but including documents incorporated therein by reference, as the Representatives may reasonably request.

(c) To prepare the Statutory Prospectus and the Prospectus, the form and substance of which shall be reasonably satisfactory to the Representatives, and to file the Statutory Prospectus and the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Securities Act; during the Prospectus Delivery Period, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which the Representatives shall not previously have been advised or to which the Representatives shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon the Representatives’ reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the Underwriters, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective. The Company has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(d) Prior to 10:00 a.m., New York City time, on the second business day after the date of this Agreement and from time to time thereafter during the Prospectus Delivery Period, to furnish in New York City to the Underwriters and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus and any documents incorporated therein by reference) as the Underwriters or any dealer may reasonably request.

(e) If during the Prospectus Delivery Period, in the opinion of counsel for the Underwriters, the Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to the Underwriters and to any dealer as many copies thereof as the Underwriters or any dealer may reasonably request.

(f) To cooperate with the Underwriters and its counsel in connection with the registration or qualification of the Shares for offer and sale by the Underwriter and by dealers under the state securities or Blue Sky laws of such United States jurisdictions as the Representatives may reasonably request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus, the Registration Statement, any preliminary prospectus or the offering or sale of the Shares, in any jurisdiction in which it is not now so subject.

(g) To make generally available to its security holders as soon as practicable an earnings statement covering the twelve-month period that shall satisfy the provisions of Section 11(a) of the Securities Act beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(h) For a period of one year from the date of this Agreement, to furnish to the Representatives as soon as available copies of all reports or other communications the Company furnishes to its security holders or public reports or other public communications the Company furnishes to or files with the Commission or any national securities exchange on which any class of securities of the Company is listed (except for so long as the Company is subject to the reporting requirements of either Section 13 or 15 of the Exchange Act, and such communications are available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (or any successor thereto), the Company shall not be required to furnish to the Representatives such communications) and such other publicly available information concerning the Company and its subsidiaries as the Representatives may reasonably request.

(i) (A) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification of the Shares under the state securities or blue sky laws of such United States jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) the cost of registering the uncertificated Shares; (vi) the costs and charges of any transfer agent and any registrar of the Shares; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (viii) all expenses incurred by the Company (but not the Underwriters) in connection with any “road show” presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Shares on the New York Stock Exchange.

(B) If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 10 hereof is not satisfied, because of any termination pursuant to Section 13 hereof before the Closing Date or because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, but in no other event, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares. Except as provided in this Section 7(i)(B) and Section 11 hereof, the Underwriters will pay all of their costs and expenses, including the fees and disbursements of their counsel.

(j) For a period of 45 days after the date of this Agreement, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act (other than a resale registration statement filed pursuant to Rule 415(a)(1)(i) under the Securities Act required to be filed pursuant to any agreement in effect on the date of this Agreement or a registration statement on Form S-8) relating to, any shares of Stock or securities convertible into or exchangeable or exercisable for any shares of Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of its Stock, whether any of these transactions are to be settled by delivery of its Stock or other securities, in cash or otherwise, or publicly disclose its intention to make any such offer, sale, pledge, disposition or filing or enter into any such arrangement, without the prior written consent of the Representatives, except (i) grants of employee and director stock options, performance shares, restricted stock or other securities pursuant to the terms of a plan in effect on the date of this Agreement and described in the Registration Statement, the Statutory Prospectus and the General Disclosure Package and (ii) issuances of Stock pursuant to the exercise of options, preferred stock, convertible securities, warrants or other rights outstanding on the date of this Agreement.

(k) To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

8. Agreements of the Selling Stockholder. The Selling Stockholder covenants and agrees with the Underwriters that:

(a) Clear Market. For a period of 90 days after the date of this Agreement, the Selling Stockholder will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock (including without limitation, Stock or such other securities that may be deemed to be beneficially owned by the Selling Stockholder in accordance with the rules and regulations of the Commission and securities that may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of Stock or any security convertible into or exercisable or exchangeable for Stock without the prior written consent of the Representatives, in each case other than: (A) transfers of shares of Stock as a bona fide gift or gifts, (B) distributions of Stock to members or stockholders of the Selling Stockholder, (C) pursuant to the terms of this Agreement, (D) any transfer pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock involving a change of control of the Company and approved by the Company’s board of directors, or (E) entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for any sales or other dispositions of Stock during the 90-day period; provided that in the case of any transfer or distribution pursuant to clause (A) or (B), each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of Exhibit A hereto; and provided further that in the case of any transfer or distribution pursuant to clause (A), (B), or (E), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above). Notwithstanding any other provision in this Agreement, if the Agreement (other than the provisions hereto that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, this Section 8(a) shall be terminated.

(b) Tax Form. It will deliver to the Underwriters prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of its compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

9. Free Writing Prospectuses. (a) The Company represents and agrees that, unless the Company obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided that the prior written consent of the Representatives and the Company shall be deemed to have been given with respect to any “free writing prospectus” specified in Schedule II or Schedule III to this Agreement. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) The Company consents to the use by any Underwriter of (i) a free writing prospectus that contains only (x) information describing the preliminary terms of the offering of the Shares that do not reflect the final terms of the offering of the Shares or (y)

information that describes the final terms of the Shares or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 under the Securities Act, or to retain it in the Company’s records pursuant to Rule 433(g) under the Securities Act, it being understood that any such free writing prospectus referred to in clauses (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

10. Conditions to the Obligations of the Underwriter. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the relevant Option Shares on any Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and the Selling Stockholder of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Opinion of Counsel for the Company. Gibson, Dunn & Crutcher LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or any Additional Closing Date, as the case may be, and addressed to the Underwriters, to the effect that (subject to customary qualifications, assumptions and limitations):

(i) the Company is a validly existing corporation in good standing under the laws of the State of Delaware, with the requisite corporate power to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus;

(ii) the Company has all requisite corporate power to execute and deliver this Agreement and to perform its obligations hereunder;

(iii) the execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company; this Agreement has been duly executed and delivered by the Company;

(iv) the authorized capital stock of the Company consists of 600,000,000 shares of common stock and 10,000,000 shares of preferred stock;

(v) the Shares have been duly authorized; and are validly issued, fully paid and non-assessable;

(vi) the Company is not required to be registered under the Investment Company Act. For purposes of this paragraph, the term “investment company” has the meaning ascribed to such term in the Investment Company Act;

(vii) the execution and delivery by the Company of this Agreement and the performance of its obligations hereunder will not:

(A) violate the certificate of incorporation or bylaws of the Company;

(B) result in a breach of or default under any agreement to which the Company is a party that is identified to such counsel in a certificate of the Company as being material to the Company and its subsidiaries taken as a whole, which agreements shall be listed on Annex A to such opinion (the “Material Contracts”);

(C) violate any order, judgment or decree of any court or other agency of government identified to such counsel in a certificate of the Company as constituting all orders, judgments or decrees that are material to the Company and its subsidiaries taken as a whole and that are binding on the Company, each of which orders, judgments and decrees shall be listed on Annex B to such opinion; and

(D) (i) violate, or require any filing with or approval of any governmental authority or regulatory body of the States of New York or California or the United States of America under, any law or regulation currently in effect of the States of New York or California or the United States of America applicable to the Company that, in such counsel’s experience, is generally applicable to transactions in the nature of those contemplated by this Agreement, or (ii) violate or require any filing with or approval of any governmental authority or regulatory body of the State of Delaware under the Delaware General Corporation Law; this paragraph will not include any opinion regarding any federal or state securities or Blue Sky laws or regulations;

(viii) insofar as the statements in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Securities” purport to describe specific provisions of the Company’s certificate of incorporation relating to the Shares, such statements present in all material respects an accurate summary of such provisions;

(ix) to the extent that the statements under the caption “Material U.S. federal income tax considerations” in the Registration Statement, the General Disclosure Package and the Prospectus purport to describe specific provisions of the Internal Revenue Code or the rules and regulations thereunder, such statements present in all material respects an accurate summary of such provisions.

References to the Registration Statement, the General Disclosure Package and the Prospectus in this Section 10(a) include any amendment or supplement thereto at the Closing Date, or any Additional Closing Date, as the case may be.

(b) Letter of Counsel for the Company. Gibson, Dunn & Crutcher LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, a letter, dated the Closing Date or any Additional Closing Date, as the case may be, and addressed to the Underwriters, to the effect that (subject to customary qualifications, assumptions and limitations):

(i) based solely on the factual statements in the certificate of the Company, attached as Annex A to such letter, such counsel is of the view that the Registration Statement has become effective under the Securities Act; to such counsel’s knowledge, based solely upon such counsel’s review of the list of stop orders contained on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml at 6:00 a.m. Pacific time on the date of such letter, as of the time of such confirmation no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

(ii) except for the financial statements and schedules and other information of an accounting or financial nature included or incorporated by reference therein, as to which such counsel need express no opinion or belief, no facts have come to such counsel’s attention that led such counsel to believe: (A) that the Registration Statement, at the time it became effective (which, for purposes of the letter, shall mean the date of this Agreement), or the Prospectus, as of its date, was not appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; or (B)(1) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) that the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (3) that the Prospectus, as of its date or as of the date of such letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Opinion of Counsel for the Selling Stockholder. Ropes & Gray LLP, counsel for the Selling Stockholder, shall have furnished to the Representatives, at the request of the Selling Stockholder, their written opinion, dated the Closing Date or any Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(d) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(e) Officers’ Certificate of the Company. The Representatives shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives to the effect that such officer has examined the General Disclosure Package and the Prospectus and any supplements or amendments thereto, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be, with the same effect as if made on the Closing Date or any Additional Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or any Additional Closing Date, as the case may be; and

(ii) since the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(f) Certificate of the Selling Stockholder. The Representatives shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, a certificate of the Selling Stockholder, in form and substance reasonably satisfactory to the Representatives, to the effect that the representations and warranties of the Selling Stockholder in this Agreement are true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be, with the same effect as if made on the Closing Date or any Additional Closing Date, as the case may be, and the Selling Stockholder has complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date or any Additional Closing Date, as the case may be.

(g) Comfort Letters. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, Ernst & Young, LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, substantially in the form of Exhibit B, confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder; provided that the letter delivered on the Closing Date or any Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be. All references in this Section 10(g) to the preliminary prospectus and the Prospectus include any amendment or supplement thereto at the date of the applicable letter.

(h) No Material Adverse Change. Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the General Disclosure Package (exclusive of any amendment or supplement thereto) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any adverse change in the letter or letters referred to in paragraph (g) of this Section 10; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Shares as contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i) No Downgrade. Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 7(c) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(k) Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date or any Additional Closing Date, as the case may be; and the statements of the Company, the Selling Stockholder and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be.

(l) Good Standing. The Representatives shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been listed on the New York Stock Exchange.

(n) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain officers and directors of the Company listed on Schedule IV hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(o) Additional Documents. On or prior to the Closing Date or any Additional Closing Date, as the case may be, the Company and the Selling Stockholder shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(p) All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

11. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each of the Underwriters, their respective affiliates, directors, officers, employees and agents and each person, if any, who controls such Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (in each case, solely in such capacity as an affiliate, director, officer, employee, agent or control person of such Underwriter), from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any issuer information the parties expressly agree in writing to treat as part of the General Disclosure Package, or the General Disclosure Package (including any General Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriters furnished to the Company in writing by such Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) Indemnification of the Underwriters by the Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless each of the Underwriters, their respective affiliates, directors, officers, employees and agents and each person, if any, who controls such Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, in each case only insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Selling Stockholder Information in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any General Disclosure Package. Notwithstanding the foregoing provisions of this Section 11(b) and Section 11(e), in no event shall the aggregate amount the Selling Stockholder is required to pay under this Section 11(b), together with any amount it is required to contribute under Section 11(e), exceed the net proceeds (before deducting expenses) received by the Selling Stockholder from the sale of the Shares sold by it hereunder.

(c) Indemnification of the Company and the Selling Stockholder. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Stockholder, its affiliates and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriters furnished to the Company in writing by such Underwriters through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any General Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriters consists of the following information in the Prospectus furnished on behalf of the Underwriters: each Underwriter’s name, the information contained in the first sentence of the third paragraph under the caption “Underwriting”, the information contained in the first and third sentence of the third paragraph, the seventh paragraph, the fourteenth paragraph and the fifteenth paragraph under the caption “Underwriting” and the information contained in the last two sentences in the final paragraph under the caption “Underwriting”.

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraphs (a), (b) or (c) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a), (b) or (c) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses, to the extent reasonable, shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriters, their respective affiliates, directors and officers and any control persons of such Underwriters shall be designated in writing by the Representatives and any such separate firm for the Company or its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholder or its affiliates and any control persons of the Selling Stockholder shall be designated in writing by the Selling Stockholder. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement (provided that the foregoing shall not be applicable to any failure to reimburse if the Company is disputing such payment in good faith and shall have paid any amounts not in dispute). No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying the applicable Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholder from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares sold. The relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing provisions of this Section 11(e) and Section 11(b), in no event shall the Selling Stockholder be required to contribute to the Underwriters, when taken together with any amounts paid pursuant to Section 11(b), any amount in excess of the net proceeds (before deducting expenses) received by the Selling Stockholder from the sale of the Shares sold by it hereunder. The Selling Stockholder’s obligation to contribute pursuant to this Section 11(e) is several in proportion to the net proceeds received by it from the sale of the Shares sold by it under this Agreement, and not joint with the Company.

(f) Limitation on Liability. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 11, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of “fraudulent misrepresentation” (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective purchase obligations hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

12. Defaulting Underwriter.

(a) If, on the Closing Date or any Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholder on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholder may postpone the Closing Date or any Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholder or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholder as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or any Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such

Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholder as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or any Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholder shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase the Option Shares to be purchased on any Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company or the Selling Stockholder, except that the Company shall continue to be liable for the payment of its expenses as set forth in Section 7(i)(A) hereof and except that the provisions of Section 11 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholder or any non-defaulting Underwriter for damages caused by its default.

13. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice in writing to the Company and the Selling Stockholder, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of any Option Shares, prior to the relevant Additional Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market or minimum prices shall have been established on such exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the sole judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or any Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus.

(a) Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholder or the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholder or the Underwriters.

14. No Fiduciary Duty. Each of the Company and the Selling Stockholder acknowledges and agrees that:

(a) each Underwriter has been retained solely as an underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Selling Stockholder, on the one hand, and any Underwriter, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether such Underwriter has advised or is advising the Company or the Selling Stockholder on other matters;

(b) the price of the Shares set forth in this Agreement was established by the Selling Stockholder following discussions and arms-length negotiations with the Underwriters and the Selling Stockholder is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) each of the Company and the Selling Stockholder has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholder and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; and

(d) each of the Company and the Selling Stockholder waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of such fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling Stockholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Selling Stockholder, including stockholders, employees or creditors of the Company or the Selling Stockholder.

15. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Shares (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Shares relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a Saturday, a Sunday or a legal holiday or day on which banks are permitted or required to be closed in New York City or Los Angeles; and (c) the term “subsidiary” means a corporation, a majority of the capital stock with voting power to elect directors of which is directly or indirectly owned by the Company or any of its subsidiaries, or any other person in which the Company and its subsidiaries have at least a majority ownership interest (other than unconsolidated joint ventures, over which the Company and its subsidiaries do not have voting or economic control).

17. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18. Miscellaneous. (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at: Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: IBCM - Legal and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk. Notices to the Company shall be given to it at 15360 Barranca Parkway, Irvine, California 92618 (fax: (949) 789-3349); Attention: Legal Department.

(b) Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d) Submission to Jurisdiction. The Company and the Selling Stockholder hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Stockholder waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company and the Selling Stockholder agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Selling Stockholder, as applicable, and may be enforced in any court to the jurisdiction of which the Company and the Selling Stockholder, as applicable, is subject by a suit upon such judgment.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with the Representatives’ understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CalAtlantic Group, Inc.

By:	/s/ Larry T. Nicholson
Name: Larry T. Nicholson Title: President & Chief Executive Officer

[Signature Page to Underwriting Agreement]

MP CA HOMES LLC

By:	/s/ Robert H. Weiss
Name: Robert H. Weiss Title: Authorized Officer

[Signature Page to Underwriting Agreement]

Accepted: June 8, 2017

Credit Suisse Securities (USA) LLC

By:	/s/ James Crow
Name: James Crow Title: Director

J.P. Morgan Securities LLC

By:	/s/ N. Goksu Yolac
Name: N. Goksu Yolac Title: Managing Director

For themselves and as Representatives of the several

Underwriters listed in Schedule I hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters

Underwriter	Number of Underwritten Shares

Credit Suisse Securities (USA) LLC	5,000,000

J.P. Morgan Securities LLC	5,000,000

Total	10,000,000

SCHEDULE II

Issuer Free Writing Prospectus

A. General Use Issuer Free Writing Prospectus Constituting Part of the General Disclosure Package

1.	None.

SCHEDULE III

Additional Information for the General Disclosure Package:

1.	Number of Underwritten Shares: 10,000,000

2.	Number of Option Shares: 1,500,000

3.	Price to Public: $34.25

4.	Allocation of the Underwritten Shares among the Underwriters as follows:

Underwriter	Number of Underwritten Shares

Credit Suisse Securities (USA) LLC	5,000,000

J.P. Morgan Securities LLC	5,000,000

Total	10,000,000

5.	Number of shares of Stock outstanding as of June 7, 2017: 113,935,753

6.	Number of shares of Stock sold by the Selling Stockholder to the Company pursuant to the Share Repurchase Agreement (the “Share Repurchase”): 3,010,008

7.	Number of shares of Stock outstanding after consummation of the Share Repurchase: 110,925,745

SCHEDULE IV

Persons Subject to the Lock-up:

Bruce A. Choate

Douglas C. Jacobs

William L. Jews

Wendy L. Marlett

David J. Matlin

Jeff J. McCall

Robert E. Mellor

Norman J. Metcalfe

Larry T. Nicholson

Peter Schoels

Peter G. Skelly

Charlotte St. Martin

Scott D. Stowell

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

[    ], 2017

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of

the several Underwriters listed in

Schedule I to the Underwriting

Agreement referred to below

Re:    CalAtlantic Group, Inc.

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with CalAtlantic Group, Inc., a Delaware corporation (the “Company”), and MP CA Homes LLC, a Delaware limited liability company, providing for the public offering (the “Public Offering”) of shares of common stock, par value $0.01 per share (“Common Stock”), of the Company (the “Securities”), by the Underwriters. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of your and the other Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives, the undersigned will not, during the period ending 45 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any such offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) transfers of shares of Common Stock as a bona fide gift or gifts, (B) distributions of Common Stock to members or stockholders of the undersigned, (C) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, (D) in the case of an expiring stock option (including if the undersigned’s services with the Company are terminated during such 45-day period), the surrender to the Company of Common Stock issuable upon the exercise thereof in an amount limited to the amount necessary to pay any tax liabilities associated therewith, (E) if the undersigned is an individual, upon the death of the undersigned, transfers of Common Stock resulting from such individual’s death by will or intestacy or through the operation of any trusts or voting agreements existing on the date hereof or allowed pursuant to the terms of this Letter Agreement, (F) repurchases of Common Stock by the Company from the undersigned to satisfy tax withholding obligations arising upon the vesting of performance share awards and restricted stock granted to the undersigned prior to the date of this Letter Agreement, (G) entry into any trading plan established pursuant to Rule 10b5-1 (a “10b5-1 Plan”) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), provided that such plan does not provide for any sales or other dispositions of Common Stock during the 45-day period, and (H) sales of Common Stock made pursuant to a 10b5-1 Plan that has been entered into by the undersigned prior to the date of this Letter Agreement; provided, that to the extent a filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the undersigned regarding any such sales, such filing shall include a statement to the effect that the sale was made pursuant to a 10b5-1 Plan; and provided further that in the case of any transfer or distribution pursuant to clause (A), (B), (C) or (E), each donee or distributee shall execute and deliver to the Underwriters a lock-up letter in the form of this paragraph; and provided further that in the case of any transfer or distribution pursuant to clause (A), (B), (C), (E) or (G), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 45-day period referred to above).

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours, [NAME OF STOCKHOLDER]

by:

Name: Title: